Exhibit 99.1

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Consolidated Financial Statements Years ended December 31, 2020 and 2019

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Table of Contents Page Independent Auditors’ Report 1 Consolidated Financial Statements Consolidated Balance Sheets 2 Consolidated Statements of Income 3 Consolidated Statements of Comprehensive Income 4 Consolidated Statements of Changes in Stockholders’ Deficit 5 Consolidated Statements of Cash Flows 6 Notes to Consolidated Financial Statements 7

Independent Auditors’ Report The Board of Directors AdaptHealth Corp.: Report on the Financial Statements We have audited the accompanying consolidated financial statements of AeroCare Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditors’ Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AeroCare Holdings, Inc. and its subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles. Philadelphia, Pennsylvania April 1, 2021 KPMG LLP 1601 Market Street Philadelphia, PA 19103-2499 KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Consolidated Balance Sheets December 31, 2020 and 2019 See accompanying notes to consolidated financial statements Assets 2020 2019 Assets: Cash and cash equivalents $ 40,452,917 $ 16,449,910 Accounts receivable 73,881,272 71,010,358 Other receivables 367,771 1,891,670 Inventories 28,126,578 14,520,376 Prepaid and other current assets 5,352,612 3,373,588 Total current assets 148,181,151 107,245,902 Property and equipment, net 161,548,799 128,515,720 Intangible assets, net 1,239,301 806,799 Goodwill 222,489,372 172,762,142 Other assets 1,177,295 1,310,236 Total assets $ 534,635,917 $ 410,640,799 Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Deficit Current liabilities: Accounts payable $ 59,783,223 $ 51,863,704 Accrued expenses and other current liabilities 40,710,596 30,529,859 Due to sellers 4,850,000 3,832,500 Deferred revenue 20,095,794 11,334,309 Current portion of notes payable and lines of credit 168,000,000 17,000,000 Total current liabilities 293,439,614 114,560,372 Noncurrent liabilities: Notes payable and lines of credit, less current portion 417,161,686 350,170,463 Interest rate swap 2,348,715 — Deferred tax liability 36,124,119 15,365,276 Total noncurrent liabilities 455,634,520 365,535,739 Total liabilities 749,074,133 480,096,111 Redeemable Convertible Preferred Stock: Redeemable convertible preferred stock: par value $0.001, 18,087,434 authorized, issued and oustanding in 2020 and 2019 (liquidation value of $110,385,708 at December 31, 2020) 105,828,032 97,086,160 Total redeemable convertible preferred stock 105,828,032 97,086,160 Commitments and Contingencies (note 12) Stockholders' deficit: Common stock: $0.001 par value, 72,000,000 shares authorized, 42,388,852 and 42,452,058 issued and outstanding in 2020 and 2019, respectively. 42,389 42,452 Additional paid-in capital 59,442,792 62,017,829 Treasury stock (2,625,000) — Accumulated deficit (374,777,714) (228,601,753) Accumulated other comprehensive loss (2,348,715) — Total stockholders' deficit (320,266,248) (166,541,472) Total liabilities, redeemable convertible preferred stock and stockholders' deficit $ 534,635,917 $ 410,640,799 2

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Consolidated Statements of Income Years ended December 31, 2020 and 2019 See accompanying notes to consolidated financial statements 2020 2019 Net revenues $ 695,188,644 $ 533,649,318 Grant Income 8,056,755 — Costs and expenses: Cost of net revenue 278,939,010 218,368,993 Selling, general and administrative expenses 319,692,743 261,213,355 Depreciation and amortization expense 8,307,141 6,867,789 Total costs and expenses 606,938,894 486,450,137 Operating income 96,306,505 47,199,181 Other income (expense): Other income 3,679,615 3,102,781 Interest expense (15,328,688) (14,370,374) Loss on early extinguishment of debt — (1,509,371) Total other expense (11,649,074) (12,776,964) Income before provision for income taxes 84,657,432 34,422,217 Provision for income taxes 20,833,393 4,000,857 Net income $ 63,824,039 $ 30,421,360 3

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Consolidated Statements of Comprehensive Income Years ended December 31, 2020 and 2019 See accompanying notes to consolidated financial statements 2020 2019 Net income $ 63,824,039 $ 30,421,360 Interest rate swap agreement (2,348,715) — Comprehensive income $ 61,475,324 $ 30,421,360 4

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders' Deficit

Years ended December 31, 2020 and 2019

	Common Stock		Additional paid-in capital	Treasury Stock		Accumulated deficit	Accumulated other comprehensive loss	Total stockholders' deficit
	Number of shares	Par value		Number of shares	Amount			
Balance - December 31, 2018	31,701,809	$ 31,701	$ 22,217,117	—	—	$ (54,023,113)	$ —	$ (31,774,295)
Net income	—	—	—	—	—	30,421,360	—	30,421,360
Dividends paid	—	—	—	—	—	(205,000,000)	—	(205,000,000)
Exercise of stock option	375,000	375	374,625	—	—	—	—	375,000
Conversion of Series A and Series B redeemable convertible preferred stock	9,675,249	9,675	39,370,569	—	—	—	—	39,380,244
Share-based compensation expense	—	—	1,275,880	—	—	—	—	1,275,880
Employee stock bonus and options exercised	33,333	34	124,966	—	—	—	—	125,000
Shares in lieu of cash - Buypap.com, LLC	666,667	667	2,499,333	—	—	—	—	2,500,000
Dividends accreted	—	—	(3,844,661)	—	—	—	—	(3,844,661)
Balance - December 31, 2019	42,452,058	42,452	62,017,829	—	—	(228,601,753)	—	(166,541,472)
Net income	—	—	—	—	—	63,824,039	—	63,824,039
Common stock repurchase	(700,000)	(700)	700	700,000	(2,625,000)	—	—	(2,625,000)
Dividends paid	—	—	—	—	—	(210,000,000)	—	(210,000,000)
Exercise of stock option	60,000	60	170,940	—	—	—	—	171,000
Employee stock bonus	34,298	35	625,746	—	—	—	—	625,781
Share-based compensation expense	—	—	2,369,992	—	—	—	—	2,369,992
Change in fair value of interest rate swap	—	—	—	—	—	—	(2,348,715)	(2,348,715)
Sale of common stock	542,496	542	2,999,458	—	—	—	—	3,000,000
Dividends accreted	—	—	(8,153,785)	—	—	—	—	(8,153,785)
Accretion of Series C issuance costs	—	—	(588,088)	—	—	—	—	(588,088)
Balance - December 31, 2020	42,388,852	$ 42,389	$ 59,442,792	700,000	$ (2,625,000)	$ (374,777,714)	$ (2,348,715)	$ (320,266,248)

See accompanying notes to consolidated financial statements

5

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows Years ended December 31, 2020 and 2019 See accompanying notes to consolidated financial statements 2020 2019 Cash flows from operating activities: Net income $ 63,824,039 $ 30,421,360 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization expense, including patient equipment depreciation 88,417,015 72,952,820 Amortization of deferred financing costs 440,850 361,160 Loss on early extinguishment of debt — 1,509,371 Change in deferred tax liability 20,758,843 3,290,363 Stock-based compensation expense 2,369,992 1,275,880 Employee stock bonus 625,781 125,000 Changes in operating assets and liabilities (net of effects of acquired businesses): Accounts receivable 9,627,936 (18,085,557) Inventories (10,436,597) (472,794) Prepaid and other assets (1,358,435) (292,614) Accounts payable, accrued expenses, deferred revenue and other current liabilities 26,861,740 19,896,694 Net cash provided by operating activities 201,131,165 110,981,683 Cash flows from investing activities: Purchase of property and equipment (111,510,790) (93,589,584) Business acquisitions, net of cash acquired (69,661,240) (40,548,537) Net cash used in investing activities (181,172,030) (134,138,121) Cash flows from financing activities Proceeds from notes payable and lines of credit 237,264,997 377,950,000 Payments on notes payable and lines of credit (18,014,997) (243,950,000) Payment of deferred financing costs (1,699,627) (2,018,557) Proceeds from stock options 171,000 375,000 Proceeds from issuance of common stock 3,000,000 — Proceeds from issuance of preferred stock — 100,000,000 Payments for preferred stock issuance costs — (4,557,676) Payments for common stock repurchase (2,625,000) — Payments on due to sellers (4,052,500) (8,901,250) Dividend distribution (210,000,000) (205,000,000) Net cash provided by financing activities 4,043,873 13,897,517 Net increase (decrease) in cash and cash equivalents 24,003,007 (9,258,921) Cash and cash equivalents - beginning of year 16,449,910 25,708,831 Cash and cash equivalents - end of year $ 40,452,917 $ 16,449,910 Supplemental disclosure of cash flow information Cash paid for interest $ 14,800,725 $ 13,983,113 Cash paid for income taxes 523,547 1,540,169 Supplemental disclosure of noncash financing activities Payable to sellers for business acquisitions $ 5,070,000 $ 9,360,000 Dividends accreted on preferred stock Series A, B and C 8,741,873 3,844,661 6

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 (1) Nature of Business and Significant Accounting Policies (a) Nature of Business and Ownership AeroCare Holdings, Inc. and Subsidiaries (the Company) provides oxygen, respiratory therapy services, medications, and home medical equipment to the home health care market. The Company has branches located in 30 states and is headquartered in Orlando, Florida. The Company’s equipment and supplies are readily available and the Company is not dependent on a single supplier or a few suppliers. On February 1, 2021, the Company was acquired by Adapt Health Corp. (note 13). The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. A summary of the Company’s significant accounting policies follows: (b) Principles of Consolidation The consolidated financial statements include AeroCare Holdings, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. (c) Cash and Cash Equivalents The Company considers all highly liquid securities purchased with original maturities of 90 days or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value, and consist primarily of money market accounts that are readily convertible to cash. The Company maintains cash in demand deposit accounts with federally insured banks. At times, the balances in these accounts may be in excess of federally insured limits. The Company had $6,676,345 in money market accounts as of December 31, 2020. (d) Accounts Receivable Accounts receivable consists of amounts due from insurance carriers, Medicare, Medicaid and individual customers, all of which are recorded at net realizable value. Due to the nature of the industry and the reimbursement environment in which the Company operates, certain estimates are required to record accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application, claim denial, or account review. Included in accounts receivable are earned but unbilled receivables. Billing delays, ranging from several days to several weeks, can occur due to the Company’s policy of obtaining required payor-specific documentation prior to billing for its services rendered The Company performs detailed analyses to evaluate the net realizable value of accounts receivable. Specifically, the Company considers historical collections data, accounts receivable aging trends, other operating trends, and relevant business conditions. Because of the continuing changes in the health care industry and third-party reimbursement, it is possible that the Company’s estimates could change, which could have an impact on operations and cash flows. 7

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 (e) Inventories Inventories principally consist of respiratory equipment and patient billable supplies, which are valued at the lower of cost or net realizable value. Cost is determined on a first-in, first-out method. (f) Property and Equipment Property and equipment are stated at cost net of accumulated depreciation. Property and equipment acquired in business combinations are stated at fair value as of the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which ranges from 13 months to 10 years. The useful lives for patient medical equipment correlate with the medical reimbursement periods. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property and equipment. The cost of leasehold improvements on leased office and warehouse space is capitalized and amortized using the straight-line method over the shorter of the life of the applicable lease or the useful life of the improvement. Major overhauls of property and equipment that do not extend the corresponding useful lives are expensed as incurred. (g) Long-Lived Assets The Company periodically reviews long-lived assets to be held and used in operations for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated, undiscounted, future cash flows from the assets are less than the carrying value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. No impairment loss was recognized during the years ended December 31, 2020 and 2019. (h) Intangible Assets Intangible assets consist of acquired trade names, which are recognized at the estimated fair value when acquired. These intangible assets are being amortized over their estimated useful life of 2 years. Intangible assets subject to amortization are reviewed for potential impairment whenever events or circumstances indicate the carrying amounts may not be recoverable. (i) Goodwill Goodwill is recognized as a result of a business combination when the price paid for the acquired business exceeds the estimated fair value of its identified net assets. The Company evaluates potential impairment of goodwill at least annually or more frequently if a triggering event is identified. If a triggering event were to occur, the Company will determine if it is more likely than not that the fair value of the entity is less than its carrying amount, including goodwill. When recoverability is unlikely, the Company calculates goodwill impairment as the amount the Company’s carrying value including goodwill exceeds its fair value. Management performed its annual impairment review of goodwill as of December 31, 2020 and 2019 and concluded there was no impairment. (j) Deferred Loan Costs Deferred loan costs consist of costs incurred in connection with obtaining financing and are amortized using the straight-line method, which approximates the effective interest method over the term of the related financing agreement. Deferred loan costs are included as an offset to notes payable and lines of credit on the accompanying consolidated balance sheets. 8

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 (k) Income Taxes The Company accounts for income taxes using an asset and liability approach which requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. Deferred income taxes have been provided for the differences between the financial reporting carrying values and the income tax reporting basis of the Company’s assets and liabilities. These temporary differences consist of differences between the timing of the deduction of certain amounts between income tax and financial statement reporting purposes. (l) Uncertain Tax Positions The Company will recognize a tax benefit in the financial statements for an uncertain tax position only if it is management's assessment that the position is "more likely than not" (i.e., a likelihood greater than 50 percent) to be allowed by the tax jurisdiction based solely on the technical merits of the position. The term "tax position" refers to a position in a previously filed tax return or a position expected to be taken in a future tax return that is reflected in measuring current or deferred income tax assets and liabilities for financial reporting purposes. As of December 31, 2020 and 2019, the Company had no uncertain tax positions that would require recognition or disclosure in the consolidated financial statements. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. (m) Revenue Recognition The Company generates revenues for services and related products that the Company provides to patients for home medical equipment, related supplies, and other items. The Company’s revenues are recognized in the period in which services and related products are provided to customers and are recorded either at a point in time for the sale of supplies and disposables, which occurs upon delivery, and when applicable, setup and instruction to customers , or over the fixed monthly service period for equipment. Revenue from shipping and handling charges are not considered a separate deliverable and are recognized at the time the products are shipped or delivered, depending on the terms of the related agreement, and included in sales. Revenues are recognized when control of the promised good or service is transferred to customers, in an amount that reflects the consideration to which the Company expects to receive from patients or under reimbursement arrangements with Medicare, Medicaid and third-party payors, in exchange for those goods and services. 9

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 The Company determines the transaction price based on contractually agreed-upon amounts or rates, adjusted for estimates of variable consideration, such as implicit price concessions. The Company utilizes the expected value method to determine the amount of variable consideration that should be included to arrive at the transaction price, using contractual agreements and historical reimbursement experience within each payor type. The Company applies constraint to the transaction price, such that net revenue is recorded only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in the future. If actual amounts of consideration ultimately received differ from the Company’s estimates, the Company adjusts these estimates, which would affect net revenue in the period such adjustments become known. Sales revenue is recognized upon transfer of control of products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. Revenues for the sale of durable medical equipment and related supplies, including oxygen equipment, ventilators, wheelchairs, hospital beds and infusion pumps, are recognized at the time of delivery. The Company provides certain equipment to patients which is reimbursed periodically in fixed monthly payments for as long as the patient is using the equipment and medical necessity continues (in certain cases, the fixed monthly payments are capped at a certain amount). The equipment provided to the patient is based upon medical necessity as documented by prescriptions and other documentation received from the patient’s physician. The patient generally does not negotiate or have input with respect to the manufacturer or model of the equipment prescribed by their physician and delivered by the Company. Once initial delivery of this equipment is made to the patient for initial setup, a monthly billing process is established based on the initial setup service date. The Company recognizes the fixed monthly revenue ratably over the service period as earned, less estimated adjustments, and defers revenue for the portion of the monthly bill that is unearned. No separate revenue is earned from the initial setup process. Included in fixed monthly revenue are unbilled amounts for which the revenue recognition criteria had been met as of period-end but were not yet billed to the payor. The estimate of net unbilled fixed monthly revenue recognized is based on historical trends and estimates of future collectability. The Company’s billing system contains payor-specific price tables to reflect the fee schedule amounts in effect or contractually agreed upon by various government and commercial payors for each item of equipment or supply provided to a customer. If the payment amount received differs from the net realizable amount, an adjustment is made to the net revenues in the period that these payment differences are determined. The Company reports revenues in its consolidated financial statements net of such adjustments. Amounts estimated to be uncollectible are generally considered implicit price concessions that are a direct reduction to net revenue. The timing of revenue recognition, billings, and cash collections results in receivables, contract assets, and contract liabilities. The Company has elected a practical expedient to recognize incremental costs incurred to obtain contracts, which primarily represent sales commissions where the amortization period would be less than one year, as a selling expense when incurred in the consolidated financial statements. 10

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The Company recognizes revenue in the consolidated statements of operations and contract assets on the consolidated balance sheets only when services have been provided. Since the Company has performed its obligation under the contract, it has unconditional rights to the consideration recorded as contract assets and therefore classifies those billed and unbilled contract assets as accounts receivable.

Fixed monthly payments that the Company receives from customers in advance of providing services represent contract liabilities. Such payments primarily relate to patients who are billed monthly in advance and are recognized over the period as earned. The Company had $14,394,419 and $11,334,309 in deferred revenue at December 31, 2020 and 2019, respectively, related to its contracts with customers.

Disaggregated revenue by product type for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Sleep products	$ 363,466,559	$ 274,590,734
Oxygen therapy	154,423,614	131,276,841
Medical equipment supplies and services	74,654,628	62,830,507
Ventilators	66,484,746	42,594,108
Nebulizers and respiratory medication	24,560,531	14,832,081
Other	11,598,566	7,525,048
	$ 695,188,644	$ 533,649,318

Disaggregated revenue by payor for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Medicare	$ 214,821,786	$ 193,091,689
Commercial insurance	216,762,056	168,926,891
Patient pay	71,750,091	58,354,477
Medicaid	78,844,484	52,579,078
Other	113,010,227	60,697,183
	$ 695,188,644	$ 533,649,318

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AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 (n) Grant Income In response to the COVID-19 pandemic and the National Emergency Declaration, dated March 13, 2020, CMS made funds available to healthcare providers under the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) legislation, and in April 2020, the Company received distributions from the CARES Act provider relief funds of $13,758,130 targeted to offset lost revenue and expenditures incurred in connection with the COVID-19 pandemic. The provider relief funds are subject to certain restrictions and are subject to recoupment if not used for designated purposes. As a condition to receiving distributions, providers must agree to certain terms and conditions, including, among other things, that the funds are being used for lost revenues and unreimbursed COVID-19 related expenses as defined by the U.S. Department of Health and Human Services (HHS). All recipients of PRF payments are required to comply with the reporting requirements described in the terms and conditions and as determined by HHS. The Company recognizes grant payments as income when there is reasonable assurance that it has complied with the conditions associated with the grant. Grant income recognized by the Company is presented in grant income in the accompanying consolidated statements of operations. During the year ended December 31, 2020, the Company recognized grant income of $8,056,755 related to the PRF payments received. The Company has deferred $5,701,375 of the PRF payments, which is included in other current liabilities in the accompanying consolidated balance sheets at December 31, 2020. HHS guidance related to PRF grant funds is still evolving and subject to change. During September and October 2020, HHS issued updated reporting requirements significantly changing the previous guidance regarding utilization of the funds granted from the PRF under the CARES Act, and in January 2021 HHS issued further guidance updating the reporting requirements relating to PRF grant funds. As a result of the updated guidance from HHS, the Company could be required to reverse the recognition of the grant income recorded and return a portion of the funds recognized, which could be material to the Company. The Company is continuing to monitor the reporting requirements as they evolve. HHS has indicated that the CARES Act PRF funds are subject to ongoing reporting and changes to the terms and conditions. To the extent that reporting requirements and terms and conditions are modified in the future, it may affect the Company’s ability to comply and may require the return of funds. Furthermore, HHS has indicated that it will be closely monitoring and, along with the Office of Inspector General (United States) (OIG), auditing providers to ensure that recipients comply with the terms and conditions of relief programs and to prevent fraud and abuse. All providers will be subject to civil and criminal penalties for any deliberate omissions, misrepresentations or falsifications of any information given to HHS. (o) Stock-Based Compensation Stock-based compensation costs for stock options granted to employees under the Company’s stock option plan are required to be recognized in the consolidated financial statements over the employee’s requisite service period (generally the vesting period of the equity grant) with measurement based upon the fair value of the option on the grant date. (p) Self-Insurance Obligations The Company has a self-insured health care plan to provide medical and other health benefits to eligible employees and covered dependents. Reinsurance coverage is maintained through a commercial excess coverage policy. The Company’s liability for claims incurred but not paid at December 31, 2020 and 2019, was $2,859,690 and $3,715,468, respectively, and is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets. 12

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 (q) Concentrations of Credit Risk The Company generally does not require collateral or other security in extending credit to patients; however, the Company routinely obtains assignment of (or is otherwise entitled to receive) benefits receivable under the health insurance programs, plans, or policies of its patients (e.g. Medicare, Medicaid, commercial insurance, and managed-care organizations). Included in accounts receivable at December 31, 2020 and 2019, are amounts due from the Medicare and Medicaid programs which represent approximately 35% and 40% of total outstanding accounts receivable, respectively. Revenue from the Medicare and Medicaid programs represent approximately 42% and 46% of the total for the years ended December 31, 2020 and 2019, respectively. (r) Recently Issued Accounting Pronouncements In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees will be required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2021. The Company has not yet evaluated the future impact this standard will have on its consolidated financial statements. (s) Use of Estimates The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and loss during the reporting period. Actual results could differ from those estimates. (t) Business Combinations The Company applies the acquisition method of accounting for business acquisitions. The results of operations of the businesses acquired by the Company are included as of the respective acquisition date. The acquisition-date fair value of the consideration transferred is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. To the extent the acquisition-date fair value of the consideration transferred exceeds the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed, such excess is allocated to goodwill. Patient relationships, medical records and patient lists are not reported as separate intangible assets due to the regulatory requirements and lack of contractual agreements but are part of goodwill. Customer related relationships are not reported as separate intangible assets but are part of goodwill as authorizing physicians are under no obligation to refer the Company’s services to their patients, who are free to change physicians and service providers at any time. The Company may adjust the preliminary purchase price allocation, as necessary, for up to one year after the acquisition closing date if it obtains more information regarding asset valuations and liabilities assumed that existed but were not available at the acquisition date. Acquisition related expenses are recognized separately from the business combination and are expensed as incurred. 13

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 (u) Cost of net revenue Cost of net revenue includes the cost of products and supplies sold to patients, patient equipment depreciation and other operating expenses. (v) Selling, general and administrative expense Distribution expenses are included in selling, general and administrative expenses. Such expense represents the cost incurred to coordinate and deliver products and supplies to the patients. Included in distribution expenses are leasing, maintenance, licensing and fuel costs for the vehicle fleet; occupancy costs (rent, utilities and property taxes), salaries and other costs related to drivers and dispatch personnel; and amounts paid to shipping vendors. (w) Fair value of financial instruments The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable,current and long-term debt, and interest rate swap. The current balances approximate fair value. 14

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

(2) Acquisitions

The Company made the following acquisitions to strengthen their current market share in existing markets or to expand into new markets. Each of the following acquisitions is included in the consolidated financial statements from the respective acquisition date. Goodwill generated from the acquisitions was recognized for the excess of the purchase price over tangible and identifiable intangible assets because of the expected contribution of each acquisition to the overall Company strategy. As a result of the acquisitions, $47,951,425 and $30,750,244 of the goodwill acquired during the years ended December 31, 2020 and 2019, respectively, is expected to be deductible for income tax purposes.

The following is a summary of acquisitions for 2020:

	A	B	C	D	E	Total
Purchase Price:						
Cash consideration	$ 6,300,000	$ 28,437,647	$ 12,000,000	$ 10,125,000	$ 11,234,413	$ 68,097,060
Payable to seller (see Note 11)	-	3,000,000	-	-	2,070,000	5,070,000
	$ 6,300,000	$ 31,437,647	$ 12,000,000	$ 10,125,000	$ 13,304,413	$ 73,167,060
Recognized Amounts of Identifiable Assets Acquired and Liabilities Assumed						
Accounts receivable	$ 1,100,000	$ 5,000,000	$ 1,625,000	$ 1,200,000	$ 2,049,952	$ 10,974,952
Inventory and fixed assets	1,258,500	5,873,000	1,547,000	1,220,000	2,523,105	12,421,605
Prepaid and other current assets	-	487,647	-	-	-	487,647
Trade names	94,500	471,565	180,000	151,875	221,866	1,119,806
Goodwill	3,847,000	20,588,610	8,935,324	7,712,891	8,643,405	49,727,230
Liabilities assumed	-	(983,175)	(287,324)	(159,766)	(133,915)	(1,564,180)
Total identified net assets	$ 6,300,000	$ 31,437,647	$ 12,000,000	$ 10,125,000	$ 13,304,413	$ 73,167,060

A - CHI Health at Home was purchased on July 1, 2020
B - Airway Oxygen, Inc. was purchased on September 30, 2020
C - Total Home Health was purchased on September 30, 2020
D - Hubs Home Oxygen was purchased on December 1, 2020
E - Other acquisitions in 2020

15

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The following is a summary of acquisitions for 2019:

	A	B	C	D	Total
Purchase Price:					
Cash consideration	$ 14,398,940	$ 7,470,000	$ 4,800,000	$ 13,879,597	$ 40,548,537
Payable to seller (see Note 12)	5,000,000	830,000	1,200,000	2,330,000	9,360,000
	$ 19,398,940	$ 8,300,000	$ 6,000,000	$ 16,209,597	$ 49,908,537
Recognized Amounts of Identifiable Assets Acquired and Liabilities Assumed					
Accounts receivable	$ 3,450,000	$ 1,150,000	$ 900,000	$ 2,102,959	$ 7,602,959
Inventory and fixed assets	1,314,855	1,161,000	1,266,000	4,719,357	8,461,212
Prepaid and other current assets	185,850	-	-	-	185,850
Trade names	377,788	124,500	88,500	225,893	816,681
Goodwill	19,858,357	5,864,500	3,745,500	9,161,388	38,629,745
Liabilities assumed	(5,787,910)	-	-	-	(5,787,910)
Total identified net assets	19,398,940	8,300,000	6,000,000	16,209,597	49,908,537

A - Rocky Mountain Medical Equipment, LLC was purchased on November 1, 2019
B - Ours Corporation and IV Care, LLC were purchased on October 1, 2019
C - Grace Medical, Inc. was purchased on April 1, 2019
D - Other acquisitions in 2019

Acquisition related costs for the years ended December 31, 2020 and 2019, were approximately $595,000 and $485,000, respectively, and are recorded in selling, general, and administrative expenses in the accompanying consolidated statements of income.

(3) Property and Equipment

Property and equipment as of December 31, 2020 and 2019 consist of the following:

	2020	2019
Equipment	$ 354,704,556	$ 242,208,526
Automobiles	21,681,144	18,141,016
Computer equipment	15,298,731	12,262,016
Furniture and fixtures	2,171,884	1,577,114
Building improvements	1,874,086	1,281,674
Total property and equipment	395,730,401	275,470,346
Less: Accumulated depreciation	(234,181,603)	(146,954,626)
Property and equipment, net	$ 161,548,799	$ 128,515,720

Depreciation expense for the years ended December 31, 2020 and 2019, was $87,729,710 and $72,421,409, respectively. Included in depreciation expense for the years ended December 31, 2020 and 2019, is $80,109,876 and $66,084,088, respectively, relating to depreciation on patient medical equipment, which is included in the consolidated statements of income as part of cost of revenue.

16

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 (4) Intangible Assets Intangible assets and accumulated amortization as of December 31, 2020 and 2019 consist of the following: Amortization expense was $687,305 and $531,411 for years ended December 31, 2020 and 2019, respectively, and is included in depreciation and amortization expense in the accompanying consolidated statements of income. (5) Goodwill The changes in the carrying amount of goodwill for the years ended December 31, 2020 and 2019 are as follows: (6) Accrued Expenses and Other Current Liabilities Accrued expenses and other current liabilities consist of the following as of December 31: 2020 2019 Cost 4,753,251 $ 3,633,444 $ Accumulated amortization (3,513,950) (2,826,645) 1,239,301 $ 806,799 $ Balance at December 31, 2018 134,132,397 $ Goodwill acquired in business combinations 38,629,745 Balance at December 31, 2019 172,762,142 $ Goodwill acquired in business combinations 49,727,230 Balance at December 31, 2020 222,489,372 $ 2020 2019 Payroll and related benefits 17,601,020 $ 13,755,849 $ Health and other insurance 3,177,182 4,247,825 Acquisition related accruals 8,833,795 3,634,372 Insurance overpayments 382,940 3,098,316 Rebates 2,383,131 1,589,566 Property and other taxes 4,436,180 1,580,917 Purchases 3,109,525 1,447,983 Other 786,822 1,175,031 40,710,596 $ 30,529,859 $ 17

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 (7) Operating Leases The Company has entered into various leases for office and warehouse space under noncancelable operating leases expiring through 2029. The Company is generally responsible for real estate taxes and maintenance and repairs. Rental costs for office and warehouse space for the years ended December 31, 2020 and 2019 were $14,186,665 and $10,978,689, respectively, and is recorded as a component of selling, general, and administrative expenses in the accompanying consolidated statements of income. As of December 31, 2020, the following is a schedule of future minimum lease payments required under the operating leases: 2021 12,456,797 $ 2022 9,804,834 2023 6,897,473 2024 3,516,417 2025 1,294,011 Therafter 98,846 18

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 (8) Notes Payable and Lines of Credit Notes payable and lines of credit consist of the following as of December 31: Description 2020 2019 Note payable with a bank in the amount of $340,000,000 as per the Fourth Amended and Restated Credit Agreement dated September 30, 2019. As per this credit agreement advances were made to the outstanding principal balance of the existing note payable dated December 20, 2018, which resulted in the new note payable amount of $340,000,000. Principal and interest is payable quarterly; interest rate is determined based on LIBOR plus an applicable margin based on the Company's total leverage ratio (rate of 3.15% at December 31, 2020). The note matures on September 30, 2024. The note is secured by a blanket assignment of business assets. The note was paid off on February 1, 2021 in connection with the acquisition of the Company. 318,750,000 $ 335,750,000 $ Acquisition revolving loan dated September 30, 2019 with a bank; total commitment of $100,000,000. Company can draw on this loan through September 30, 2021 in order to fund future acquisitions. Interest is payable quarterly; interest rate is determined based on LIBOR plus an applicable Company's total leverage ratio (rate of 3.15% at December 31, 2020). At the termination of the revolver period, this loan converts to a term loan. The note matures on September 30, 2024. The note is secured by a blanket assignment of business assets. The loan was paid off on February 1, 2021. in connection with the acquisition of the Company. 100,000,000 33,250,000 Incremental term loan with a bank in the amount of $20,000,000 as per the Second Amendment to Fourth Amended and Restated Credit Agreement. Principal and interest is payable quarterly; interest rate is determined based on LIBOR plus an applicable margin based on the Company's total leverage ratio (rate of $3.15% at December 31, 2020). The note matures on September 30, 2024 and is secured by a blanket assignment of business assets. The loan was paid off on February 1, 2021 in connection with the acquisition of the Company. 19,500,000 - 364-Day term loan with a bank in the amount of $150,000,000 as per the Third Amendment to Fourth Amended and Restated Credit Agreement, the proceeds of which were used to fund a special dividend. Principal and interest is payable quarterly; Interest rate is determined based on LIBOR plus an applicable margin based on the Company's total leverage ratio (rate of 3.15% at December 31, 2020). The note matures on the earlier of December 22, 2021 and the date on which the principal amount of all outstanding Term Loans has been declared or automatically has become due and payable pursuant to Section 8.1 of the Credit Agreement. The loan was paid off on February 1, 2021 in connection with the acquisition of the Company. 150,000,000 - Total 588,250,000 369,000,000 Less: Current portion (168,000,000) (17,000,000) Less: Deferred loan costs (3,088,314) (1,829,537) Long-term portion 417,161,686 $ 350,170,463 $ 19

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 Principal payments on long-term debt of the Company over the next five years are as follows: All amounts were repaid on February 1, 2021 in connection with the acquisition of the Company (note 13). In September 2019, the Company entered into the Fourth Amended and Restated Credit Agreement; under this Amendment, a previously existing note payable was repaid and the related unamortized deferred loan costs associated with the prior note was recorded as a loss on early extinguishment of debt amounting to $1,509,371 for the year ended December 31, 2019. The carrying value of the debt approximates the fair value. The Company is also party to an additional line of credit with the bank holding the note payable. The line of credit is a working capital revolving line for advances up to $10,000,000. The line bears interest at LIBOR plus an applicable margin based on the Company’s total leverage ratio. There was no outstanding balance on the line of credit at December 31, 2020 and 2019. In April 2020, the Company amended the Fourth Amended and Restated Credit Agreement and secured an additional $20,000,000 in term loan borrowings to protect against any shortfalls that may result from the COVID-19 pandemic as a precautionary measure. In December 2020, the Company entered into an interest rate swap with a notional amount of $150,000,000 against a portion of its note payable. The interest rate swap requires the Company to pay a fixed annual interest rate and receive a floating interest rate based on the 1-month LIBOR rate. The Company is required to maintain certain financial and reporting covenants under its debt agreements. Amortization of deferred loan costs was $440,850 and $361,160 for the years ended December 31, 2020 and 2019, respectively. Unamortized deferred financing costs as of December 31, 2020 and 2019, were $3,088,314 and $1,829,537, respectively. (9) Equity (a) Common Stock The Company has 72,000,000 shares of $0.001 par value common stock authorized as of both December 31, 2020 and 2019 with 42,388,852 and 42,452,058 shares issued and outstanding as of December 31, 2020 and 2019, respectively. Holders of common stock have certain rights as identified below. Dividends – Dividends on common stock are only payable if and when declared by the stockholders. During the years ended December 31, 2020 and 2019, the Company declared and paid $210,000,000 and $205,000,000, respectively, in dividends. Twelve Months Ended December 31, Amount 2021 168,000,000 2022 23,000,000 2023 23,000,000 2024 374,250,000 Total 588,250,000 $ 20

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 Voting – Common stockholders are entitled to one vote for each share of stock. Redemption –- Common shares do not have any redemption rights. Issuances – Per the terms of the purchase agreement of Buypap.com, LLC, the sellers were entitled to earn out payments of the Company’s stock once certain conditions were met, as defined in the purchase agreement. During the year ended December 31, 2019, the Company issued 666,667 shares of the Company’s common stock to the sellers in the amount of $2,500,000. (b) Preferred Stock The Company had authorized and issued 7,649,933 of Series A and 2,025,316 Series B Redeemable Convertible Preferred Stock with a $0.001 par value (the Series A and Series B Stock), with certain rights, preferences, powers, privileges, and restrictions. On October 18, 2019, the A Series and B Series Stock were converted to 7,649,933 and 2,025,316, respectively, shares of the Company’s common stock pursuant to their original conversion terms. On October 18, 2019, the Company authorized and issued 18,087,434 shares of Series C Redeemable Convertible preferred stock (the Series C) for total proceeds of $100,000,000, with net proceeds of $95,442,324 after payment of $4,557,676 of issuance costs. In the accompanying consolidated balance sheets, these preferred shares are reported as mezzanine equity based on the contingent redemption characteristics. A summary of the rights, preferences, powers, privileges, and restrictions of the preferred stock is as follows: Conversion Rights: Each preferred share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the Series C original issue price ($5.53) by the Series C conversion price in effect at the time of the conversion. The Series C conversion price is initially $5.53. The initial Series C conversion price, and the rate at which shares of Series C preferred stock may be converted into shares of common stock are subject to certain adjustment provisions. Dividends: From and after the date of the issuance of any shares of Series A, B, and C Preferred Stock, dividends at the per share rate of 8.0% of the Original Issue Price per annum shall accrue on the shares of Series A, B, and C Preferred Stock (the Accruing Dividends), which Accruing Dividends shall accrue from day to day and shall compound on an annual basis, whether or not declared, and shall be cumulative; provided; however, that such Accruing Dividends shall be payable only when, as, and if declared by the board of the Company. At such time all outstanding Accruing Dividends have been paid in full, the Company may (if declared by the board of the Company) distribute dividends among the holders of Preferred Stock and the holders of common stock pro rata based on the number of shares of common stock held by each, determined on an as-if-converted basis (assuming full conversion of all such Preferred Stock) as of the record date with respect to the declaration of such dividends. On September 29, 2019 and December 22, 2020, the Company obtained a waiver of this provision in the Stock Purchase Agreement to permit dividends to be issued to both the holders of Preferred Stock and holders of common stock, without payment of the Accruing Dividends. These were one-time waivers and were signed by the stockholders. 21

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

At the October 18, 2019 conversion date of the Series A and Series B Preferred Stock, the carrying value of the Series A and Series B, including Accruing Dividends of the Series A and Series B Preferred Stock of $7,097,786 and $1,332,659, respectively, were reclassified to additional paid in capital as part of the total conversion balance. Accumulated Accruing Dividends were $9,797,621 and $1,643,836 as of December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, no Accruing Dividends have been declared to be paid.

Redemption Privileges: At any time on or after October 18, 2027, upon a receipt of a written notice requesting redemption for a majority of the Series C stockholders, all Series C Preferred Stock shall be redeemed for cash at the Series C original issue price plus accrued and unpaid dividends whether or not declared.

Voting Rights: On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company, each holder of outstanding shares of Preferred Stock Series C shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining the stockholders entitled to vote on such matters.

Liquidation Preferences: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the then outstanding preferred shares shall be entitled to be paid out of the assets of Company available for distribution to its stockholders before any payment shall be made to the holders of the Company's common stockholders an amount per share equal to the greater of (i) original issue price plus accrued and unpaid dividends whether or not declared or (ii) such amount per share as would have been payable had all of the preferred shares been converted into common stock immediately prior to such an event.

When Series C Preferred Stock is outstanding, the Company reserves and keeps available out of its authorized but unused capital stock, common stock for the purpose of effecting the conversion of the Series C Preferred Stock, if so elected by the holders.

The following is a summary of the changes in preferred stock:

	Series A		Series B		Series C	
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	7,649,933	$ 28,355,730	2,025,316	$ 8,823,689	—	—
Issuance of Series C Preferred Stock, net of issuance costs of $4,557,676	—	—	—	—	18,087,434	$ 95,442,324
Preferred dividend accretion	—	1,701,531	—	499,294	—	1,643,836
Conversion of Series A & B Preferred stock	(7,649,933)	(30,057,261)	(2,025,316)	(9,322,983)	—	—
Balance, December 31, 2019	—	—	—	—	18,087,434	97,086,160
Preferred dividend accretion	—	—			—	8,153,785
Accretion of Series C issuance costs	—	—	—	—	—	588,087
Balance, December 31, 2020	—	$ —	—	$ —	18,087,434	$ $ 105,828,032

The Series C Preferred Stock were redeemed for $437,884,575 on February 1, 2021 in connection with the acquisition of the Company (note 13).

22

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

(10) Stock Compensation Plan

On December 27, 2012, the Company established the AeroCare Holdings, Inc. 2012 Stock Option and Grant Plan (the Plan). In accordance with the Plan, the Company initially reserved 3,000,000 shares of common stock to award to officers, employees, directors, and key persons. The Plan was amended in 2016 increasing the maximum number of shares of common stock reserved for issuance under the Plan to 6,026,862 and again amended on October 17, 2019, increasing the number of shares of common stock reserved for issuance under the Plan to 11,124,785. Stock options granted under the Plan may be either Incentive Stock Options or Nonqualified Stock Options.

The following table for the years ended December 31, 2020 and 2019, summarizes option activity:

	Stock Options	Exercise Price Range	Weighted-Average Exercise Price
Outstanding - December 31, 2018	4,775,000	1.00 - 2.85	2.42
Granted	275,000	4.50	4.50
Exercised	(375,000)	1.00	1.00
Outstanding - December 31, 2019	4,675,000	1.00 - 4.50	2.69
Granted	4,278,750	5.53	5.53
Exercised	(60,000)	2.85	2.85
Forfeited	(40,000)	2.85	2.85
Outstanding - December 31, 2020	8,853,750	$ 1.00 - 5.53	$ 4.06

The Company recognized approximately $2,370,000 and $1,276,000 of stock compensation expense for stock options vesting during the years ended December 31, 2020 and 2019, respectively.

As of December 31, 2020 and 2019, there was approximately $6,895,916 and $2,511,889 of unrecognized compensation costs expected to be recognized through February of 2025.

As of December 31, 2020, the Company had 2,271,035 remaining shares available to be granted under the Plan.

The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for employee and stockholder options:

	2020	2019
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	1.18%	1.18%
Expected life in years	10	10
Fair value of stock	$5.53	$4.50
Exptected volatility	50%	50%

23

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 The dividend yield is based on the Company’s belief that they will not be declaring dividends over the expected life of the options granted. The risk-free interest rate over the expected term of the options is based on the U.S. Treasury yield in effect at the time of the grants. The expected life is based on management’s representation concerning the expected time to when options are expected to be exercised. Stock price volatility was estimated based on the estimated stock price volatility of a peer group of publicly traded entities over a similar term. The following table as of December 31, 2020 and 2019, summarizes the information about stock options outstanding and exercisable: During the year ended December 31, 2020, the Company issued 4,278,750 stock options to employees, half of which vest over time and half of which vest according to certain performance measures. All the outstanding options vested in connection with the acquisition of the Company on February 1, 2021 (note 13). 2020 Options Outstanding Options Exercisable Weighted- Weighted- Average Weighted- Average Weighted- Remaining Average Remaining Average Exercise Number Contractual Exercise Number Contractual Exercise Price Outstanding Life Price Exercisable Life Price 2012 Plan $1.00 - $5.53 8,853,750 7.03 Years 4.06 3,650,000 4.66 years 2.49 $ Total 8,853,750 3,650,000 2019 Options Outstanding Options Exercisable Weighted- Weighted- Average Weighted- Average Weighted- Remaining Average Remaining Average Exercise Number Contractual Exercise Number Contractual Exercise Price Outstanding Life Price Exercisable Life Price 2012 Plan $1.00 - $4.50 4,675,000 6.04 Years 2.69 3,100,000 5.48 years 2.42 $ Total 4,675,000 3,100,000 24

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 (11) Income Taxes The income tax provision (benefit) for the years ended December 31, 2020 and 2019 is as follows: Differences between the expected tax (computed by applying the federal corporate income tax rate of 21% to income before income taxes) and actual tax expense for 2020 and 2019 consisted of: The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 2020 and 2019 are presented below: Current Deferred Total Federal - $ 16,620,502 $ 16,620,502 $ State - 4,212,891 4,212,891 Total - $ 20,833,393 $ 20,833,393 $ Current Deferred Total Federal (239,505) $ 2,920,688 $ 2,681,183 $ State 950,000 369,674 1,319,674 Total 710,495 $ 3,290,362 $ 4,000,857 $ 2020 2019 2020 2019 Income tax expense computed at the statutory federal tax rate 17,778,062 $ 7,228,665 $ State tax, net of federal 3,328,183 987,176 Nondeductible expenses 11,986 10,577 Permanent deductible differences — (4,270,556) Other (284,838) 44,995 Total income tax provision 20,833,393 $ 4,000,857 $ 2020 2019 Deferred tax assets (liabilities): Allowance for doubtful accounts 4,427,861 $ 3,969,276 $ Property and equipment (36,418,472) (21,339,797) Goodwill and intangible assets (12,856,832) (10,453,410) Net operating loss carry forward 6,947,424 10,993,979 Stock-based compensation 1,775,900 1,464,676 Net Deferred Tax Liabilities (36,124,119) $ (15,365,276) $ 25

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 Deferred income taxes are determined based on the temporary difference between the financial statement book basis and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that all, or some portion, of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities and projected future taxable income in making this assessment. The Company evaluated the realization of its deferred tax assets and, based on available evidence, including the expected reversal of its deferred tax liabilities, no valuation allowance was deemed necessary as of December 31, 2020 nor 2019. The tax returns for the years before 2017 are no longer subject to examination by federal, state, and local authorities. The above net operating losses are a result of tax returns filed from years ended December 31, 2014 through the December 31, 2019, with an estimate for activity through December 31, 2020. The net operating loss carryforwards begin to expire in 2034. As of December 31, 2020, the Company had federal and state net operating loss carryforwards of approximately $30,977,947 and $11,191,263, respectively. (12) Commitments and Contingencies (a) Health Care Industry As a health care provider, the Company is subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various government programs. The marketing, billing, documenting, and other practices of health care companies are all subject to government scrutiny. To ensure compliance with Medicare and other regulations, regional carriers often conduct audits and request patient records and other documents to support claims submitted by the Company for payment of services rendered to customers. Similarly, government agencies periodically open investigations and obtain information from healthcare providers pursuant to legal process. Violations of federal and state regulations can result in severe criminal, civil, and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs. From time to time, the Company receives inquiries from various government agencies requesting customer records and other documents. It has been the Company’s policy to cooperate with all such requests for information. There are several pending government inquiries, but the government has not instituted any proceedings or served the Company with any complaints as a result of these inquiries. However, the Company can give no assurance as to the duration or outcome of these inquiries. (b) Litigation The Company is involved in certain other claims and legal actions in the ordinary course of its business. The ultimate disposition of all such matters is not expected to have a material adverse impact on its financial position, results of operations, or liquidity. 26

AEROCARE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2020 and 2019 (c) Acquisition Commitments and Contingencies In connection with the 2019 and 2020 acquisitions reported in Note 2, the Company has included contingent additional consideration and hold back payment commitments in the purchase prices of acquisitions. As part of purchase agreements related to the acquisitions in Note 2, there are “earn out payments” and “hold back payments” due to the sellers. “Earn out payments” are contingent consideration generally dependent upon future earnings of the acquisition and “hold back payments” relate to a portion of the purchase price being withheld until specified dates as defined in the purchase agreement that can be used to offset any claims or liabilities of the seller that the Company has paid. During the years ended December 31, 2020 and 2019, the Company withheld amounts for hold backs totaling $5,070,000 and $9,360,000, respectively, related to acquisitions. The Company made payments of $4,052,500 and $8,901,250 in 2020 and 2019, respectively, against amounts withheld for hold backs and settled $2,500,000 of earn outs with the issuance of common stock in 2019. As of December 31, 2020 and 2019, the Company has unpaid hold back payments of $4,850,000 and $3,832,500, respectively, and are reported as payments due to sellers in the accompanying consolidated balance sheets. (13) Subsequent Events In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 1, 2021, the date the consolidated financial statements were available to be issued. On February 1, 2021, the Company was acquired by AdaptHealth Corp. for a total purchase price of $1,100,000,000 in cash and 31,000,000 shares of AdaptHealth Corp. common stock with a fair value of $1,244,650,000 on February 1, 2021, and operates as a wholly owned subsidiary of AdaptHealth Corp. from that date forth. During the period January 1, 2021 through April 1, 2021 the Company has closed on an additional two acquisitions for total consideration of $2,325,000. The Company has recorded $1,653,395 of additional goodwill and $671,605 in other working capital as a result of these acquisitions. 27